Exhibit 23
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
POTASH CORPORATION OF SASKATCHEWAN INC.
We consent to the incorporation in the following Registration Statements of Potash Corporation of Saskatchewan Inc.:
•	Registration Statement No. 33-37855 on Form S-8;
•	Registration Statement No. 333-19215 on Form S-8;
•	Registration Statement No. 333-93773 on Form S-8;
•	Registration Statement No. 333-53531 on Form S-8;
•	Registration Statement No. 333-75742 on Form S-8;
•	Registration Statement No. 333-75744 on Form S-8;
•	Registration Statement No. 333-113945 on Form S-8;
•	Registration Statement No. 333-124677 on Form S-8;
•	Registration Statement No. 333-27685 on Form S-3;
•	Registration Statement No. 333-89350 on Form S-3; and
•	Registration Statement No. 33-57920 on Form S-3DPOS
of our report dated February 17, 2005, except as to Note 36 which is as of November 9, 2005 (which audit report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to a revision in the financial statements and includes Comments by Auditors on Canada-United States of America Reporting Differences relating to changes in accounting principles that have an effect on the comparability of the financial statements and changes that have been implemented in the financial statements), relating to the financial statements of Potash Corporation of Saskatchewan Inc., and our report dated February 17, 2005 on management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K/A Amendment No. 2 of Potash Corporation of Saskatchewan Inc. for the year ended December 31, 2004.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Saskatoon, Saskatchewan, Canada
November 9, 2005